UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of
1934
Date of Report (date of earliest event reported): March 11, 2024

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
203-849-5216
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation
Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 1.01	Entry into a Material Definitive Agreeme nt
Convertible Notes and the Indenture
On March 11, 2024, Xerox Holdings Corporation (the “Company”) completed its private offering of $350 million in aggregate principal amount of 3.75% Convertible Senior Notes due 2030 (the “Notes”). The Company granted the initial purchasers of the Notes a
13-day
option to purchase up to an additional $50 million aggregate principal amount of the Notes on the same terms and conditions, which option has not been exercised as of filing of this Current Report on Form
8-K.
The net proceeds from this offering were approximately $339 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company and excluding the net cost of the Capped Call Transactions (as defined below). The Company used approximately $20 million of the net proceeds of the offering of the Notes to pay the cost of the Capped Call Transactions. The Company intends to use the remaining net proceeds from this offering, together with the net proceeds from the concurrent offering of 8.875% Senior Notes due 2029 of the Company, (i) to refinance all of its outstanding 3.800% Senior Notes due 2024 and a portion of its 5.000% Senior Notes due 2025, (ii) to repay, repurchase or redeem a portion of its other outstanding indebtedness, (iii) to pay related fees and expenses and (iv) for general corporate purposes.
In connection with the issuance of the Notes, the Company entered into an Indenture, dated
March
11
,
2024
(the “Indenture”), with Xerox Corporation and Xerox Business Solutions, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants, sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.
The Notes are senior unsecured obligations of the Company. The Notes are fully and unconditionally guaranteed on an senior unsecured basis by Xerox Corporation and Xerox Business Solutions, LLC. The Notes will mature on March 15, 2030, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from March 11, 2024 at a rate of 3.75% per year payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2024. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding December 15, 2029, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on March 31, 2024 (and only during such fiscal quarter), if the closing price of the Company’s common stock (“Common Stock”) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is equal to or greater than 130% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate, on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after December 15, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of
the
foregoing circumstances.
Upon conversion, the Company will satisfy its conversion obligation by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of the Company’s Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 47.9904 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $20.84 per share of Common Stock. The initial conversion price represents a premium of approximately 25% to the $16.67 per share closing price of the Common Stock on The Nasdaq Global Select Market on March 6, 2024. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.
The Company may not redeem the Notes prior to September 20, 2027. The Company may redeem for cash all or any portion of the Notes, at its option, on or after September 20, 2027 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The foregoing is a summary of the material terms and conditions of the Indenture and is not a complete discussion. Accordingly, the
foregoing is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit
4.1
to
this Current Report o
n
Form
8-K
and incorporated herein by reference. A form of Note is included in Exhibit 4.1.
Capped Call Transactions
In connection with the offering of the Notes, on March 6, 2024, the Company entered into privately negotiated capped call transactions (collectively, the “Capped Call Transactions”) with the option counterparties, including certain of the initial purchasers or their respective affiliates, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form
8-K
(each a “Confirmation”). The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be approximately $28.34 per share, which represents a premium of approximately 70% over the closing price of the Common Stock of $16.67 per share on March 6, 2024, and is subject to certain adjustments under the terms of the Capped Call Transactions.
The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of Confirmation filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.
On March 4, 2024, the Company commenced a separate offering of $400,000,000 aggregate principal amount of
8.875
% Senior Notes
due
2029 (the “Senior Notes”) by means of a separate offering. The size of the offering was increased by $100 million subsequent to the initial announcement of the offering. The Senior Notes will bear interest at a rate of 8.875% per year and will be senior unsecured obligations of the Company. The Senior Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Xerox Corporation and Xerox Business Solutions, LLC. On March 6, 2024, the Company entered into a purchase agreement with respect to the Senior Notes with Xerox Corporation and Xerox Business Solutions, LLC, as guarantors, and certain initial purchasers.
The
sale of the Senior Notes
is
expected to close on March 20, 2024, subject to the satisfaction or waiver of customary closing conditions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 4.1	Indenture, dated March 11, 2024 (the “Indenture”), among Xerox Holdings Corporation, as issuer, Xerox Corporation and Xerox Business Solutions, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee.

Exhibit 4.2	Form of 3.75% Convertible Senior Note due 2030 (included in Exhibit 4.1).

Exhibit 10.1	Form of Capped Call Confirmation.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

Dated: March 12, 2024	XEROX HOLDINGS CORPORATION

	By:	/s/ Flor M. Colón
Name: Flor M. Colón Title: Secretary

Dated: March 12, 2024	XEROX CORPORATION

	By:	/s/ Flor M. Colón
Name: Flor M. Colón Title: Secretary

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